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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): AUGUST 16, 2000

                        FLEETBOSTON FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

RHODE ISLAND                       1-6366                    05-0341324
(State or other jurisdiction       (Commission              (IRS Employer
of incorporation)                  File Number)             Identification No.)

100 FEDERAL STREET, BOSTON, MASSACHUSETTS                        02110
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:  (617) 434-2200


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ITEM 5.  OTHER EVENTS.

         On August 16, 2000 (the "Declaration Date"), the Board of Directors of FleetBoston Financial Corporation (the "Corporation") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, $.01 par value per share (the "Common Stock"), of the Corporation. The dividend is payable on November 22, 2000 to the stockholders of record on November 21, 2000 (the "Record Date"). Each Right, when exercisable, will entitle the registered holder to purchase from the Corporation one ten-thousandth of a share of Cumulative Participating Junior Preferred Stock, Series 2000, $1.00 par value per share (the "Preferred Stock"), of the Corporation, at an exercise price of $175 per one ten-thousandth of a share of Preferred Stock (the "Purchase Price"), subject to certain adjustments. The Rights will replace similar rights issued by the Corporation in 1990, which are scheduled to expire on November 21, 2000.

         The Rights will not be represented by separate certificates and will not be exercisable or transferable apart from the Common Stock until the earlier to occur of (i) the tenth business day after a public announcement by the Corporation (x) that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership (as defined in the Rights Agreement) of 10% or more (or, in the case of a qualifying institutional investor, acting in the ordinary course of business and not with the purpose of changing or influencing control of the Corporation - a "Qualifying Investor" - 15% or more) of the outstanding shares of Common Stock,
(y) that any person or group of affiliated or associated persons, which beneficially owned 10% or more (or, in the case of a Qualifying Investor, 15% or more) of the outstanding shares on August 16, 2000, or which acquired beneficial ownership of 10% or more (or, in the case of a Qualifying Investor, 15% or more) of the outstanding shares as a result of any repurchase of shares by the Corporation, thereafter acquired beneficial ownership of additional shares constituting 1% or more of the outstanding shares, or (z) that any person who was a Qualifying Investor owning 10% or more of the outstanding shares of Common Stock ceased to qualify as a Qualifying Investor and thereafter acquired beneficial ownership of additional shares constituting 1% or more of the outstanding shares (any person described in clause (x), (y) or (z) being an "Acquiring Person"); and (ii) the tenth business day (or such later day as may be determined by action of the Board of Directors of the Corporation prior to such time as any person becomes an Acquiring Person) after the date of the commencement of a tender or exchange offer by any person (other than the Corporation) to acquire (when added to any shares as to which such person is the beneficial owner immediately prior to such commencement) beneficial ownership of 10% or more of the issued and outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"). However, the term "Acquiring Person" will not include a person who acquired beneficial ownership of 10% or more (or, in the case of a Qualifying Investor, 15% or more), or an additional 1% or more, of the outstanding shares inadvertently and who promptly enters into an irrevocable commitment to divest, and divests, a sufficient number of shares so that such person ceases to be the beneficial owner of 10% or more (or, in the case of a


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Qualifying Investor, 15% or more) of the outstanding shares.

         The Rights will first become exercisable on the Distribution Date (unless sooner redeemed) and could then begin trading separately from the Common Stock. The Rights will expire on November 21, 2010 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Corporation.

         In the event any person becomes an Acquiring Person, the Rights would give holders (other than such Acquiring Person and its transferees) the right to buy, for the Purchase Price (and in lieu of Preferred Stock), Common Stock with a market value of twice the Purchase Price. If, at the time the Rights become exercisable for Common Stock, there is not a sufficient number of shares of Common Stock authorized so as to provide for the exercise of all Rights entitled to be exercised, the Corporation will be required to substitute preferred stock, debt securities, cash or other property with a value equal to that of the shares of Common Stock for which the Rights are exercisable, unless the Board is able to cause a sufficient number of shares of Common Stock to be authorized within 90 days after the date the Rights become so exercisable.

         At any time after any person becomes an Acquiring Person, the Board may, at its option and in lieu of any transaction described in the preceding paragraph, exchange the outstanding and exercisable Rights (other than Rights held by such Acquiring Person and its transferees) for shares of Common Stock or Common Stock equivalents at an exchange ratio of one share of Common Stock per Right, subject to certain adjustments.

         In any merger or consolidation involving the Corporation after the Rights become exercisable, each Right will be converted into the right to purchase, for the Purchase Price, common stock of the surviving corporation (which may be the Corporation) with a market value of twice the Purchase Price.

         The Rights may be amended or redeemed by the Board of Directors of the Corporation for $.01 each at any time until there is an Acquiring Person. Thereafter, the Board of Directors can amend the Rights only to eliminate ambiguities or to provide additional benefits to the holders of the Rights (other than the Acquiring Person).

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends.

         The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant


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to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of one ten-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

         Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 10,000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $10,000 per share but will be entitled to an aggregate payment of 10,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 10,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 10,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock, which may, at the election of the Corporation, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

         One Right will be distributed to stockholders of the Corporation for each share of Common Stock owned of record by them on the Record Date. Until the Distribution Date, the Corporation will issue one Right with each share of Common Stock that shall become outstanding so that all shares of Common Stock will have attached Rights. The Corporation has initially authorized and reserved 500,000 shares of Preferred Stock for issuance upon exercise of the Rights. As of July 31, 2000, there were 902,419,666 shares of Common Stock issued and outstanding.


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         The Rights have certain "anti-takeover" effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Corporation on terms not approved by the Board of Directors of the Corporation, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time that there is an Acquiring Person (at which time holders of the Rights become entitled to exercise their Rights for shares of Common Stock at one-half the market price), since until such time the Rights generally may be redeemed by the Board of Directors of the Corporation at $.01 per Right.

         The present distribution of the Rights is not taxable to the Corporation nor to its stockholders. The Rights are not dilutive and will not affect reported earnings per share. The Corporation will receive no proceeds from the issuance of the Rights as a dividend.

         The Rights Agreement between the Corporation and EquiServe, LP, as Rights Agent, specifying the terms of the Rights, which includes as exhibits the form of Statement of Resolutions Establishing Cumulative Participating Junior Preferred Stock containing the terms of the Preferred Stock and the form of Right Certificate, is attached hereto as an exhibit and incorporated herein by reference. The foregoing description of the Rights is qualified in its entirely by reference to such exhibit.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits

        4       Form of Rights Agreement, dated as of August 16, 2000, between
                FleetBoston Financial Corporation and EquiServe, LP, as Rights
                Agent.

        99      Press Release of the Corporation dated August 16, 2000.



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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  FLEETBOSTON FINANCIAL CORPORATION

Dated: August 21, 2000            /s/ GARY A. SPIESS
                                  ----------------------------------
                                  Gary A. Spiess
                                  Senior Vice President and Senior Deputy
                                  General Counsel, Assistant Secretary


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